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                                                                 EXHIBIT 10.1

                                ALVEY SYSTEMS, INC.

                                    $100,000,000

                     11 3/8% SENIOR SUBORDINATED NOTES DUE 2003


                              _______________________


                            FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF SEPTEMBER 30, 1998

                              _______________________


                               THE BANK OF NEW YORK,

                                      TRUSTEE



           ______________________________________________________________

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     FIRST SUPPLEMENTAL INDENTURE, dated as of September 30, 1998 (the "FIRST
SUPPLEMENTAL INDENTURE") between ALVEY SYSTEMS INC., a Delaware corporation (the "COMPANY"), having its principal office at 9301 Olive Boulevard, St. Louis, Missouri 63132, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "TRUSTEE"), for the Company's 11 3/8% Senior Subordinated Notes Due 2003 (the "NOTES").

     The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of January 24, 1996 (the "INDENTURE"), under which the Notes in the aggregate principal amount of $100,000,000 were issued and are outstanding.

     In accordance with Sections 9.02 and 9.05 of the Indenture, the Company has obtained the written consents (the "Consents") of the Holders of a majority in principal amount of the Notes as of July 29, 1998, the record date for the Company's solicitation of Consents (the "Requisite Consents"), to certain amendments to such Indenture. The Requisite Consents have been delivered to the Trustee and the Company in accordance with Sections 1.05 and
9.02 of the Indenture. The Company is authorized to enter into this First Supplemental Indenture by a Board Resolution and simultaneously herewith the Trustee has received an Opinion of Counsel and an Officers' Certificate in accordance with Section 9.07 of the Indenture stating that this First Supplemental Indenture is authorized and permitted by the Indenture and that all conditions precedent under the Indenture to the execution of this First Supplemental Indenture have been satisfied.

     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                     ARTICLE I

     SECTION 101. SECTION 1.01 OF THE INDENTURE IS AMENDED BY ADDING THE FOLLOWING DEFINITIONS IN ALPHABETICAL ORDER:

           A. "DEMAND NOTE" means that certain promissory note of McHugh made payable to the Company in connection with the Spin-Off.

           B. "MCHUGH CLASS B COMMON STOCK" means the Class B Common Stock of McHugh.

           C. "MCHUGH CLASS C COMMON STOCK" means the Class C Common Stock of McHugh.

           D. "MCHUGH COMMON STOCK" means the common stock, par value $0.01 per share, of McHugh.

           E.  "MCHUGH COMPANIES" means McHugh and each of its Subsidiaries.

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           F.  "SPIN-OFF" means the distribution by the Company to Pinnacle of
     (i) all of the outstanding shares of McHugh Common Stock and (ii) all the outstanding shares of McHugh Class B Common Stock and McHugh Class C Common Stock, pursuant to that certain Distribution Agreement to be entered into among Pinnacle, the Company and McHugh.

           G. "SPIN-OFF TRANSACTIONS" means the Spin-Off and the other transactions contemplated by and payments made pursuant to the Distribution Agreement to be entered into among Pinnacle, the Company and McHugh and the Tax Sharing Agreement to be entered into among Pinnacle, the Company and McHugh and the Preferred Stock Exchange Agreement to be entered into among Pinnacle, McHugh and the holders of the Series A, Series B and Series C Preferred Stock of Pinnacle, in each case, in connection with the Spin-Off.

     SECTION 102. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "APPROVE PINNACLE PREFERRED STOCKHOLDER" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "APPROVED PINNACLE PREFERRED STOCKHOLDERS" means Vestar Equity Partners, L.P., Chase Equity Associates, A California Limited Partnership ("Chase"), Harbourvest Partners IV Direct Fund, L.P. (formerly known as Hancock Venture Partners IV Direct Fund L.P.) and any Person who controls or is controlled by or is under common control with any of them including, in the case of Chase, The Chase Manhattan Corporation, or any of their respective Subsidiaries.

     SECTION 103. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "ASSET SALE" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "ASSET SALE" means, with respect to any Person, the sale, lease, conveyance or other disposition, that does not constitute a Restricted Payment or an Investment, by such Person of any of its assets (including, without limitation, by way of a sale and leaseback and including the issuance, sale or other transfer of any Equity Interests in any Subsidiary of such Person) other than to the Company (including the receipt of proceeds of insurance paid on account of the loss of or damage to any asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceeding, and including the receipt of proceeds of business interruption insurance), in each case, in one or a series of related transactions; PROVIDED, that notwithstanding the foregoing, the term "Asset Sale" shall not include: (a) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company, as permitted pursuant to Section 5.01 hereof, (b) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business consistent with past practice, (c) a transfer of assets by the Company to a Wholly Owned Subsidiary of the Company or by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, (d) an issuance of Equity Interests by a Wholly Owned Subsidiary of the Company to the Company or to another Wholly Owned Subsidiary of the Company, PROVIDED that

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     the consideration paid by the Company or such Wholly Owned
     Subsidiary for such Equity Interests shall be deemed to be an Investment, or (e) sale or other disposition of cash or Cash
     Equivalents.

     SECTION 104. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "CONSOLIDATED EBITDA" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "CONSOLIDATED EBITDA" means, with respect to any Person for any period, the sum of, without duplication, (i) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus
     (ii) the Fixed Charges for such period, plus (iii) amortization of deferred financing charges for such period, plus (iv) provision for taxes based on income or profits for such period (to the extent such income or profits were included in computing Consolidated Net Income for such period), plus (v) consolidated depreciation, amortization and other noncash charges of such Person and its Subsidiaries required to be reflected as expenses on the books and records of such Person, minus (vi) cash payments with respect to any nonrecurring, noncash charges previously added back pursuant to clause (v), plus (vii) to the extent deducted in determining Consolidated Net Income for such period, any extraordinary or nonrecurring loss or expense incurred in connection with the Spin-Off Transactions, and excluding (viii) the impact of foreign currency translations. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and other noncash charges of, a Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to such Person by such Subsidiary without prior approval (unless such approval has been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments or decrees applicable to that Subsidiary or its stockholders.

     SECTION 105. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "CONSOLIDATED NET INCOME" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; PROVIDED that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (unless such approval has been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment or decree applicable to that Subsidiary or its

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     stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     SECTION 106. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "EXEMPT AFFILIATE TRANSACTIONS" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "EXEMPT AFFILIATE TRANSACTIONS" means (a) transactions between or among the Company and/or its Wholly Owned Subsidiaries,
     (b) advances to officers of the Company or any Subsidiary of the Company in the ordinary course of business to provide for the payment of reasonable expenses incurred by such persons in the performance of their responsibilities to the Company or such Subsidiary or in connection with any relocation, (c) fees and compensation paid to and indemnity provided on behalf of directors, officers or employees of the Company or any Subsidiary of the Company in the ordinary course of business, (d) any employment agreement that is in effect on the date of this Indenture in the ordinary course of business and any such agreement entered into by the Company or a Subsidiary after the date of this Indenture in the ordinary course of business of the Company or such Subsidiary, (e) any Restricted Payment that is not prohibited by
     Section 4.11 hereof, (f) payments by the Company to Pinnacle in respect of corporate expenses of Pinnacle and operating expenses of Pinnacle attributable to its ownership of Capital Stock of the Company and to pay taxes allocable to the net income of the Company and its Subsidiaries, (g) payments or transactions pursuant to the Termination Agreement dated as of December 31, 1995 by and among Pinnacle, the Company and Lafarick, Inc. (formerly known as Raebarn Corporation), as in effect on the date of this Indenture, (h) payments or transactions pursuant to the Consulting Agreement dated as of December 31, 1995 by and among Pinnacle, the Company and Mammoth Capital Inc., as in effect on the date of this Indenture, (i) payments or transactions pursuant to the Consulting Agreement dated as of the date of the consummation of this Offering among Pinnacle, the Company and Vestar Capital Partners, as in effect on the date of this Indenture, (j) payments or transactions pursuant to Section 6.2 of the Recapitalization Agreement dated as of September 28, 1995 by and among Pinnacle, the Company and the selling stockholders named therein, as in effect on the date of this Indenture, (k) payments made pursuant to the Non-Competition, Working Capital Guarantee and Security Agreement dated April 15, 1992 by and among the Company, Busse and certain of the former owners of Busse, as in effect on the date of this Indenture, (l) payments made pursuant to that certain Lease, dated December 24, 1986, by and between White Storage & Retrieval Systems, Inc. and Boright Realty (a general partnership affiliated with Donald J. Weiss), as in effect on the date of this Indenture and (m) transactions included in the Spin-Off Transactions.

     SECTION 107. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "FIXED CHARGE COVERAGE RATIO" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:


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               "FIXED CHARGE COVERAGE RATIO" means, with respect to any
     Person for any period, the ratio of the Consolidated EBITDA of such Person and its Subsidiaries for such period to the Fixed Charges of such Person and its Subsidiaries for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or repays or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the four-quarter reference period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. For purposes of making the computation referred to above,
     (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) if the Spin-Off Transactions occur during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, the Spin-Off Transactions shall be deemed to have occurred on the first day of the four-quarter reference period, and Consolidated EBITDA and Fixed Charges attributable to any of the McHugh Companies shall be excluded, and (iii) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iv) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     SECTION 108. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "MFA" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "MCHUGH" means McHugh Software International, Inc., a Delaware corporation.

     SECTION 109. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "NET INCOME" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not for such loss), realized in connection with (a) any Asset Sale (including, without limitation,

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     dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary or nonrecurring gain (but not loss, except to the extent such loss is a noncash loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not for such loss).

     SECTION 110. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "PERMITTED INVESTMENTS" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "PERMITTED INVESTMENTS" means (a) any Investments in the Company; (b) any Investments in Cash Equivalents; (c) Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.08 hereof;
     (d) the Demand Note; (e) Investments outstanding as of the date of this Indenture; and (f) Investments in Wholly Owned Subsidiaries and any entity that, as a result of such Investment, is a Wholly Owned Subsidiary that is engaged in the same or a similar line of business as the Company or any of its Subsidiaries was engaged in on the date of this Indenture or any reasonable extensions or expansions thereof.

     SECTION 111. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "SUBSIDIARY" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     SECTION 112. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "UNRESTRICTED SUBSIDIARY" THEREFROM IN ITS ENTIRETY.

     SECTION 113. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "WESELEY" THEREFROM IN ITS ENTIRETY.

     SECTION 114. SECTION 1.01 OF THE INDENTURE IS AMENDED BY DELETING THE DEFINITION OF "WHOLLY OWNED SUBSIDIARY" THEREFROM IN ITS ENTIRETY AND REPLACING SUCH DEFINITION WITH THE FOLLOWING:

               "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which

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     (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

     SECTION 115. SECTION 4.10 OF THE INDENTURE IS AMENDED BY DELETING SUCH SECTION THEREFROM IN ITS ENTIRETY AND REPLACING SUCH SECTION WITH THE FOLLOWING:

               SECTION 4.10.  [Intentionally Omitted.]

     SECTION 116. SECTION 4.11 OF THE INDENTURE IS AMENDED BY DELETING SUCH SECTION THEREFROM IN ITS ENTIRETY AND REPLACING SUCH SECTION WITH THE FOLLOWING:

               SECTION 4.11. RESTRICTED PAYMENTS. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment to stockholders of the Company in connection with a merger or consolidation involving the Company), other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary of the Company or (y) the Spin-Off Transactions;
     (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company or Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company); (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated to the Notes (other than Notes), except at final maturity, other than through the purchase, redemption or acquisition by the Company of Indebtedness through the issuance in exchange therefor of Equity Interests (other than Disqualified Stock) or
     (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

               (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

               (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth under Section 4.12(a); and

               (c) such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company and its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv) and (v) of the next succeeding paragraph), is less than the sum of (i) $3.7 million, plus
     (ii) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the

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     date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (iii) 100% of the aggregate net cash proceeds received by the Company from the issue or sale after the date of this Indenture of Equity Interests of the Company or of debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock).

               The foregoing clauses (b) and (c), however, will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture; (ii) the making of any Restricted Investment in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that any net cash proceeds that are utilized for any such Restricted Investment, and any Net Income resulting therefrom, shall be excluded from clause (c) of the preceding paragraph; (iii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company (or distribution of cash by the Company to Pinnacle to permit Pinnacle to redeem, repurchase, retire or otherwise acquire any Equity Interests of Pinnacle) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); PROVIDED that any net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition, and any Net Income resulting therefrom, shall be excluded from clause (c) of the preceding paragraph; (iv) the defeasance, redemption or repurchase of PARI PASSU or subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); PROVIDED, that any net cash proceeds that are utilized for any such defeasance, redemption or repurchase, and any Net Income resulting therefrom, shall be excluded from clause (c) of the preceding paragraph; and (v) any payment by the Company or any of its Subsidiaries pursuant to any agreement described in clause (f), (g), (h), (i), (j), (k), or (l) of the definition of "Exempt Affiliate Transactions," in each case as in effect on the date of this Indenture, or any payment by the Company or any of its Subsidiaries pursuant to the Spin-Off Transactions.

               The amount of all Restricted Payments (other than cash) shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of the Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon

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     which the calculations required by this Section 4.11 were computed, which calculations may be based upon the Company's latest available financial statements.

     SECTION 117. SECTION 4.12 OF THE INDENTURE IS AMENDED BY DELETING SUCH SECTION THEREFROM IN ITS ENTIRETY AND REPLACING SUCH SECTION WITH THE FOLLOWING:

               SECTION 4.12. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. (a) The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness) and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company and its Subsidiaries may incur Indebtedness (including Acquired Indebtedness) and the Company may issue shares of Disqualified Stock if: (i) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period; and (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; PROVIDED, that no Guarantee may be incurred pursuant to this paragraph, unless the guaranteed Indebtedness is incurred by the Company or a Subsidiary pursuant to this paragraph.

               (b)   The foregoing provisions will not apply to:

               (i) the incurrence by the Company of Indebtedness under the Credit Agreement (and the incurrence by Subsidiaries of Guarantees thereof) in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $30 million prior to consummation of the Spin-Off and not to exceed $40 million at the time of consummation of the Spin-Off or at any time thereafter, less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce the outstanding amount or the commitments with respect to such Indebtedness pursuant to Section 4.08 hereof;

               (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

               (iii) the incurrence by the Company of Indebtedness represented by the Notes;

               (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or

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     Purchase Money Obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Subsidiary or any Permitted Refinancing Indebtedness thereof (provided that the requirements of clause (ii) of the definition of Permitted Refinancing Indebtedness need not be met for the purposes of this clause (b)(iv)), in an aggregate principal amount not to exceed $10 million at any time outstanding;

               (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, any Indebtedness described in Sections 4.12(a) and 4.12(b)(ii) hereof;

               (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Wholly Owned Subsidiaries or between or among any Wholly Owned Subsidiaries; PROVIDED that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in case of an event of default in all respects to the Company's obligations pursuant to the Notes; and PROVIDED, HOWEVER, that (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than a Wholly Owned Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Wholly Owned Subsidiary of the Company shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

               (vii) the incurrence by the Company of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by this Indenture to be incurred; and

               (viii) the incurrence by the Company and its Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other clause of this Section 4.12) in an aggregate principal amount at any time outstanding not to exceed $10 million.

               Notwithstanding the foregoing, (A) the aggregate principal amount outstanding of Indebtedness incurred by Subsidiaries of the Company, other than Indebtedness consisting of Guarantees of the Company's Indebtedness incurred under Section 4.12(b)(i) or Guarantees of Permitted Refinancing Indebtedness of the Company specified in clause (B) of this sentence and other than Indebtedness incurred under Sections 4.12(b)(ii), (b)(iv), (b)(v) and (b)(vi), shall not exceed $5.0 million, and (B) no Subsidiary shall incur Indebtedness consisting of a Guarantee of the Company's Indebtedness, except a Guarantee of Permitted Refinancing Indebtedness of the Company where the Company's Indebtedness being refinanced was Guaranteed at

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


     least in the same amount and to the same extent by such Subsidiary and except a Guarantee permitted pursuant to clause (A) of this sentence.

     SECTION 118. SECTION 4.15 OF THE INDENTURE IS AMENDED BY DELETING SUCH SECTION THEREFROM IN ITS ENTIRETY AND REPLACING SUCH SECTION WITH THE FOLLOWING:

               SECTION 4.15. LIMITATION ON LAYERING DEBT. The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for
     (i) any Indebtedness incurred pursuant to Section 4.12(a) hereof that is unsecured and senior in any respect in right of payment to the Notes or
     (ii) any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the Notes.

     SECTION 119.  THE INDENTURE IS AMENDED BY ADDING A NEW SECTION 4.22 AS
FOLLOWS:

               SECTION 4.22. WAIVER RELATING TO SPIN-OFF TRANSACTIONS. Notwithstanding any other provision of the Indenture to the contrary, the Company and the McHugh Companies shall be permitted to consummate the Spin-Off Transactions and the Holders of Notes waive (i) the effect of any other provision of the Indenture that would otherwise prohibit the Spin-Off or any other Spin-Off Transaction and (ii) any Default or Event of Default, and any consequences thereof, resulting from consummation of the Spin-Off or any other Spin-Off Transaction.

     SECTION 119.  THE INDENTURE IS AMENDED BY ADDING A NEW SECTION 4.23 AS
FOLLOWS:

               SECTION 4.23.  REPURCHASE AT THE OPTION OF HOLDERS UPON
     SPIN-OFF.

               (a) Upon consummation of the Spin-Off, the Company will be required to make an offer to all Holders of Notes, as described in
     Section 4.23(b) hereof (the "Spin-Off Offer"), to purchase from all Holders, on a pro rata basis, Notes in an aggregate principal amount equal to the maximum principal amount of Notes that may be purchased for aggregate consideration equal to $33.9 million, at a purchase price (the "Spin-Off Offer Purchase Price") in cash in an amount equal to 113% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase.

               (b) Within 10 calendar days after the date the Spin-Off is consummated, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a form entitled "Option of Holder to Elect Purchase upon Spin-Off" and a notice prepared by the Company stating:

               (i) that the Spin-Off Offer is being made pursuant to this Section 4.23, and that all Notes that are timely tendered will be accepted for payment, subject to proration in the event $30.0 million is less than the aggregate principal amount of all Notes timely tendered pursuant to the Spin-Off Offer;

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

               (ii) the Spin-Off Offer Purchase Price, that $33.9 million is available to be applied to purchase tendered Notes at the Spin-Off Offer Purchase Price, the date the Spin-Off Offer expires (the
     "Spin-Off Offer Expiration Date"), which date shall be the 20th Business Day subsequent to the date such notice is mailed to Holders, and the date Notes are to be purchased pursuant to the Spin-Off Offer
     (the "Spin-Off Offer Payment Date"), which date shall be no later than the third Business Day subsequent to the date such notice is mailed;

               (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;

               (iv) that, unless the Company defaults in the payment of the Spin-Off Offer Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Spin-Off Offer shall cease to accrue interest from and after the Spin-Off Offer Payment Date;

               (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to the Spin-Off Offer will be required to surrender such Notes and to deliver a duly completed "Option of Holder to Elect Purchase upon Spin-Off" form to the Paying Agent at the address specified in the notice, prior to the third Business Day preceding the Spin-Off Offer Payment Date;

               (vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Spin-Off Offer Payment Date, a facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Spin-Off Offer;

               (vii) that any Holder electing to have Notes purchased pursuant to the Spin-Off Offer must specify the principal amount that is being tendered for purchase, which principal amount must be $1,000 or an integral multiple thereof;

               (viii)    if Certificated Notes have been issued pursuant to
     Section 2.06, that any Holder of Certificated Notes whose Certificated Notes are being purchased only in part will be issued new Certificated Notes equal in principal amount to the unpurchased portion of the Certificated Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof;

               (ix) that the Trustee will return to the Holder of a Global Note that is being purchased in part, such Global Note with a notation on Schedule A thereof adjusting the principal amount thereof to be equal to the unpurchased portion of such Global Note; and

               (x) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this
     Section 4.23.

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

               (c) If the aggregate principal amount of the Notes surrendered by Holders exceeds $30.0 million, the Trustee shall select the Notes to be purchased on a pro rata basis based on the principal amount of the Notes tendered, with such adjustments as may be deemed appropriate by the Trustee, so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased.

               (d) Upon consummation of the Spin-Off, the Company shall irrevocably deposit with the Paying Agent, in immediately available funds or a combination of immediately available funds and letters of credit for the benefit of the Paying Agent, an amount equal to the Spin-Off Offer Purchase Price in respect of $30 million principal amount of Notes. On the Spin-Off Offer Payment Date, to the extent lawful, the Company shall (i) accept for payment any Notes or portions thereof properly tendered and selected for purchase pursuant to the Spin-Off Offer and Section 4.23(c) hereof, (ii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for purchase and (iii) shall irrevocably deposit with the Paying Agent, by 10:00 a.m. New York City time, on such date, immediately available funds in an amount equal to accrued and unpaid interest, if any, on the Notes or portions thereof tendered and accepted for purchase. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment the Spin-Off Offer Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Spin-Off Offer on or as soon as practicable after the Spin-Off Offer Payment Date. For purposes of this Section 4.23, the Trustee shall act as the Paying Agent.

               (e) Upon surrender and cancellation of a Certificated Note that is purchased in part, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Certificated Note a new Certificated Note equal in principal amount to the unpurchased portion of such surrendered Certificated Note; provided that each such new Certificated Note shall be in a principal amount of $1,000 or an integral multiple thereof.

               Upon surrender of a Global Note that is purchased in part pursuant to the Spin-Off Offer, the Paying Agent shall forward such Global Note to the Trustee who shall make a notation on Schedule A thereof to reduce the principal amount of such Global Note to an amount equal to the unpurchased portion of such Global Note, as provided in Section 2.05(c) hereof.

               (f) Any funds or letters of credit deposited by the Company with the Paying Agent pursuant to this Section 4.23 shall be held in trust and applied by the Paying Agent in accordance with the provisions of this Section 4.23, but such funds or letters of credit need not be segregated from other assets except to the extent required by law. On the Spin-Off Offer Payment Date, promptly following payment by the Paying Agent of the Spin-Off Offer Payment Price (together with accrued and unpaid interest, if any) in respect of the Notes or portions thereof tendered and accepted for payment, the Paying Agent shall pay over to the Company in immediately available funds any remaining unused funds, and shall return to the Company any undrawn letters of credit, deposited by the Company pursuant to Section 4.23(d) hereof.

               (g)   The Company shall comply with the requirements of
     Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to the Spin-Off Offer.

     SECTION 120. SECTION 11.02 OF THE INDENTURE IS AMENDED BY DELETING SUCH SECTION THEREFROM IN ITS ENTIRETY AND REPLACING SUCH SECTION WITH THE FOLLOWING:

               SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows: if to the Company: 9301 Olive Boulevard, St. Louis, Missouri 63132, Attention: Chief Financial Officer; if to the Trustee: The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Administration.

               The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications. Any notice or communication mailed to a Holder shall be sent to the Holder by first class mail, postage prepaid, at the Holder's address as it appears in the Security Register and shall be duly given if so sent within the time prescribed. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed to the Company, the Trustee or a Holder in the manner provided above, it is duly given, whether or not the addressee receives it. In case by reason of the suspension of regular mail service or by reason or any other cause it shall be impracticable to give notice by mail to Holders, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                                     ARTICLE II

     SECTION 201.  EFFECT OF THIS FIRST SUPPLEMENTAL INDENTURE.

     Upon execution of this First Supplemental Indenture on the date first above written, the Indenture shall be modified in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes; and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound by the Indenture as modified by this First Supplemental Indenture. In the event that the Spin-Off is not consummated within 120 calendar days after July 29, 1998, the record date (the "Record Date") for the solicitation of Consents of Holders to the amendments to the Indenture set forth in this First Supplemental Indenture, then on the 121st calendar day after the Record Date this First Supplemental Indenture shall cease to be of any effect and the Indenture shall be reinstated as it existed immediately prior to the execution of this

First Supplemental Indenture. The Company previously has delivered to the Trustee evidence of receipt by the Company of the Requisite Consents.

     SECTION 202.  COMPLIANCE WITH TRUST INDENTURE ACT.

     This First Supplemental Indenture complies with the Trust Indenture Act as in effect on the date first above written.

     SECTION 203.  INDENTURE RATIFIED.

     Except as hereby otherwise expressly provided, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

     SECTION 204.  TRUSTEE NOT RESPONSIBLE.

     The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

     SECTION 205.  COUNTERPARTS.

     This First Supplemental Indenture may be executed in any number of counterparts and by the parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 206.  DEFINITIONS AND TERMS.

     Unless otherwise defined herein, all initially capitalized terms used herein shall have the meanings assigned to such terms in the Indenture.

     SECTION 207.  GOVERNING LAW.

     This First Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed as of the day and year first above written.

                                   ALVEY SYSTEMS, INC.

                                   By:/s/James A. Sharp
                                      --------------------------------------
                                      Senior Vice President, Chief Financial
                                        Officer and Secretary

                                   THE BANK OF NEW YORK, AS TRUSTEE

                                   By:/s/Robert A. Massimillo
                                      --------------------------------------
                                      Assistant Vice President








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